UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 26, 2016
Date of Report (Date of earliest event reported)

S&W SEED COMPANY
(Exact Name of Company as Specified in Its Charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7108 North Fresno Street, Suite 380
Fresno, CA    93720
(Address of Principal Executive Offices Including Zip Code)

(559) 884-2535
(Company's Telephone Number, Including Area Code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On May 26, 2016, S&W Seed Company (the "Company") entered into an Asset Acquisition Agreement (the "Acquisition Agreement") by and among the Company, its wholly-owned subsidiary, Seed Genetics International Pty Ltd ("SGI", and collectively with the Company, the "Buyers"), SV Genetics Pty Ltd in its personal capacity and in its capacity as trustee of the SV Genetics Unit Trust ("SVG"), SVG's three directors, one of SVG's shareholders and one of the members of that shareholder. Pursuant to the Acquisition Agreement, the Company and SGI purchased all of the assets, other than cash and cash equivalents on hand, and the business of SVG, a provider of proprietary hybrid sorghum and sunflower seed germplasm (the "Business") based in Queensland, Australia (the "Acquisition"). Upon closing of the Acquisition, which occurred concurrently with the execution of the Acquisition Agreement on May 26, 2016 (the "Closing"), the Company and SGI became owners of SVG's assets and will operate SVG's sorghum and sunflower Business. The Buyers did not assume any pre-transaction liabilities of SVG in connection with the transaction.

As consideration for the Acquisition, SVG was paid the following amounts at Closing: USD $1.0 million in cash and 225,088 shares of the Company's common stock valued at USD $4.4427 per share, which equals USD $1.0 million in value based upon the ten-day trailing volume weighted average price of the Company's common stock (the "VWAP") on the day preceding the execution of the Acquisition Agreement. The Acquisition Agreement further provides for a potential earn-out payment of up to USD $3.3 million, payable in cash or the Company's common stock, in the sole discretion of the Company, based on the acquired Business achieving 150% of an agreed net income target of USD $4.2 million for the combined 2018 and 2019 fiscal years. Any earn-out payment, if paid in stock, will be based upon the trailing VWAP on the day immediately preceding the payment of the earn-out. The earn-out payment, if any, will be made in September 2019.

The Acquisition Agreement includes warranties and covenants. The Buyers' right to bring claims for breach of warranty is subject to a per-claim and total claims thresholds and a cap on SVG's total liability as calculated in accordance with the Acquisition Agreement. The Buyers may offset warranty claims against the amount of any earn-out payment, if any. The Buyers' right to assert warranty claims expires on the date the earn-out payment is due and payable. In addition, certain of the Seller's affiliates have each severally guaranteed SVG's potential future obligations to make certain payments to the Buyers, including claims for breach of warranties, up to the maximum guarantee obligation of each guarantor, as set forth in the Acquisition Agreement. The Buyers have indemnified SVG with respect to liabilities or obligations in relation to the Business or the purchased assets in the period following the transaction.

The Acquisition Agreement further provides that, subject to certain limited exceptions, SVG and several of the seller-affiliated parties have agreed not to compete with the Business directly or indirectly for a period of up to five years. They have each also agreed to protect the SVG customer and employee relationships for the benefit of the Buyers by agreeing that they will not engage in specified conduct that could impair those relationships.

There were no prior material relationships among the Buyers and SVG, their officers, directors and principal stockholders (or any associates thereof), and SVG's officers, directors and principal stockholders (or any associates thereof) prior to the Acquisition.

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The summary description of the Acquisition Agreement contained in this Current Report on Form 8-K is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the Acquisition Agreement, which is included as Exhibit 2.1 to this Current Report and is incorporated herein by reference.

Item 8.01    Other Events.

On May 31, 2016, the Company announced the acquisition of SV Genetics by its press release entitled "S&W Seed Company Announces Acquisition of SV Genetics - Expansion into Hybrid Sorghum and Sunflower Markets." The text of the press release is furnished herewith as Exhibit 99.1. The information in Exhibit 99.1 hereto shall not be deemed "filed" for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Unless expressly incorporated into a filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act made after the date hereof, the information contained in Exhibit 99.1 hereto shall not be incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
2.1	Asset Acquisition Agreement dated May 26, 2016
99.1	Press Release dated May 31, 2016*

_________

* This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer

Date: May 31, 2016

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EXHIBIT INDEX

Exhibit	Description
2.1	Asset Acquisition Agreement dated May 26, 2016
99.1	Press Release dated May 31, 2016*

_________

* This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Securities Exchange Act of 1934, as amended.